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                                                                    EXHIBIT 12.1

RATIOS OF EARNINGS TO FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

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                                                                                    THREE MONTHS ENDED
                                                                                       FEBRUARY 28,
                                                                               -----------------------------
                         (DOLLARS IN THOUSANDS)                                  2002                 2003
                         ----------------------                                -------              --------
Income (Loss) before taxes                                                     $(5,822)             $  2,064
                                                                               -------              --------
Fixed Charges:
  Interest                                                                      11,081                 9,409
  Interest factor portion of rentals                                               454                   454
                                                                               -------              --------
                                                                                11,535                 9,863
                                                                               -------              --------
Earnings before income taxes and fixed charges                                 $ 5,713              $ 11,927
                                                                               =======              ========
Preferred stock dividends accreted                                             $ 3,512              $  3,937
                                                                               =======              ========
Ratio of earnings to fixed charges and preferred stock dividends                   N/A                   N/A
                                                                               =======              ========
Earnings inadequate to cover fixed charges and preferred stock
  Dividends                                                                    $ 9,334              $  1,873
                                                                               =======              ========
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